Stockholder Meeting Results

A Special Meeting of Stockholders (the "Meeting") of Scudder Latin America Fund (the "Fund") was held on October 27, 1997, at the offices of Scudder, Stevens & Clark, Inc., 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the stockholders (the resulting votes for each matter are presented below.) With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide stockholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1.    To elect Directors.


                                                    Number of Votes:
                                                    ----------------

                    Director                 For                      Withheld
                    --------                 ---                      --------

       Paul Bancroft III                  19,945,904                  930,220

       Sheryle J. Bolton                  19,954,373                  921,751

       William T. Burgin                  19,963,209                  912,915

       Thomas J. Devine                   19,937,091                  939,033

       Keith R. Fox                       19,977,483                  898,641

       William H. Gleysteen, Jr.          19,938,774                  937,350

       William H. Luers                   19,947,896                  928,228

       Wilson Nolen                       19,953,978                  922,145

       Daniel Pierce                      19,965,716                  910,408

       Kathryn L. Quirk                   19,945,558                  930,566

2. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

                  For                      Against                    Abstain               Broker Non-Votes*
                  ---                      -------                    -------               -----------------

               19,259,365                  936,296                    680,463                   1,187,750

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise. (Approved on December 2, 1997.)


                                Number of Votes:
                                ----------------

                  For                      Against                    Abstain               Broker Non-Votes*
                  ---                      -------                    -------               -----------------

               18,621,515                 2,177,635                  1,043,445                  1,123,443


                        24 - Scudder Latin America Fund

4. To approve the revision of certain fundamental investment policies.


                                                                         Number of Votes:
                                                                         ----------------

          Fundamental Policies                   For               Against              Abstain        Broker Non-Votes*
          --------------------                   ---               -------              -------        -----------------

       4.1  Diversification                  17,120,134           1,529,079            1,039,161           1,187,750

       4.2  Borrowing                        16,993,639           1,655,808            1,038,927           1,187,750

       4.3  Senior securities                17,069,665           1,577,124            1,041,585           1,187,750

       4.4  Purchase of physical             17,050,997           1,589,387            1,047,990           1,187,750
            commodities

       4.5  Concentration                    17,071,417           1,576,333            1,040,624           1,187,750

       4.6  Underwriting of securities       17,103,474           1,539,574            1,045,326           1,187,750

       4.7  Investment in real estate        17,109,234           1,548,839            1,030,301           1,187,750

       4.8  Lending                          17,064,544           1,415,114            1,208,716           1,187,750


5. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

         For                      Against                    Abstain
         ---                      -------                    -------

      19,753,989                  391,831                    730,304


* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.



                        25 - Scudder Latin America Fund